Microsoft Word 11.0.6502;77Q(1)(a): Copies of any
material amendments to the registrant's charter or by-laws
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         1) Amendment No. 27 dated February 10, 2005 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(28) to Post-Effective Amendment No. 103 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2005 (Accession No. 0000950123-05-007490).

         2) Amendment No. 1 to Amended and Restated By-Laws dated November 4, 2004 is incorporated herein by reference to Exhibit (b)(5) to Post-Effective Amendment No. 103 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2005 (Accession No. 0000950123-05-007490).